                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   AAON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          Bay Harbour Management, L.C.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                    [BAY HARBOUR MANAGEMENT L.C. LETTERHEAD]


                                                                    May 19, 1999


     THIS IS YOUR LAST OPPORTUNITY TO VOTE TO ELECT STEVEN VAN DYKE
             AND RESTORE YOUR SHAREHOLDER RIGHTS AT AAON.


Dear Fellow AAON Shareholder:

AAON's annual meeting is just one week from today. This will be your final opportunity to vote your GOLD proxy card in support of Steven A. Van Dyke, the Founder and a Managing Principal of Bay Harbour, AAON's largest outside shareholder. By signing the enclosed GOLD proxy card, your shares will be voted FOR Mr. Van Dyke, FOR Anthony Pantalconi, one of AAON's nominees, and FOR Bay Harbour's five corporate governance proposals.

                          IMPORTANT NOTE

-------------------------------------------------------------------------------
YOU SHOULD BE AWARE THAT INSTITUTIONAL SHAREHOLDER SERVICES, A LEADING INDEPENDENT PROXY ADVISORY FIRM, WHICH ADVISES SEVERAL HUNDRED MAJOR INSTITUTIONS, PENSION FUNDS AND MONEY MANAGERS ON HOW TO VOTE THEIR PROXIES
IN CONTESTED SITUATIONS, HAS ENDORSED BAY HARBOUR NOMINEE STEVEN VAN DYKE AND ALL FIVE OF OUR CORPORATE GOVERNANCE PROPOSALS. THE ISS REPORT SHARPLY CRITICIZES MANAGEMENT'S RECENT BYLAW CHANGES AS HAVING "USURPED SHAREHOLDER RIGHTS." PLEASE SEE OUR ATTACHED PRESS RELEASE REGARDING THE ISS ENDORSEMENT.
-------------------------------------------------------------------------------

In this final letter to you, let us correct the record on a number of issues, which we believe management has ignored or misrepresented, for you to consider:

- WE BELIEVE MANAGEMENT HAS IGNORED POTENTIAL BUYER INTEREST: SUCH BUYERS, WE BELIEVE, COULD PAY A SUBSTANTIAL PREMIUM OVER AAON'S CURRENT STOCK PRICE. We strongly believe that a number of strategic buyers are interested in an acquisition or similar transaction with AAON. Some of these potential buyers have told us that they approached AAON management to explore a possible acquisition of the Company and that management either rebuffed them or failed to return their calls. We believe that shareholders need a representative on the board who will help make certain that the board gives fair consideration to acquisition opportunities.

IN ADDITION TO MAXIMIZING VALUE FOR SHAREHOLDERS, WE BELIEVE THAT AN ACQUISITION WOULD BE GOOD FOR AAON BECAUSE IT COULD PROVIDE THE COMPANY ACCESS TO A BROADER RANGE OF CUSTOMERS, LESSENING AAON'S DEPENDENCE ON A FEW BIG CUSTOMERS. ALSO, A PURCHASER OF AAON COULD USE THE COMPANY'S NEW MANUFACTURING FACILITIES IN TULSA--WHICH WE BELIEVE ARE AN ATTRACTIVE ASSET TO A POTENTIAL ACQUIROR--TO CONDUCT OTHER MANUFACTURING ACTIVITIES.

- WE BELIEVE BAY HARBOUR IS RESPONSIBLE FOR THE RECENT SPIKE IN AAON'S PRICE. AAON's stock price has increased by almost 30% since press reports about
Mr. Van Dyke's criticism of the board for adopting a poison pill appeared in the TULSA WORLD. We believe that AAON's market price has recently increased because shareholders expect Bay Harbour to succeed at getting the board to adopt policies that maximize shareholder value.

PRIOR TO THE PUBLICATION OF THE TULSA WORLD STORY, THE STOCK PRICE WAS STUCK AT OR BELOW 1998 YEAR-END LEVELS DESPITE THE COMPANY'S ANNOUNCEMENT OF ITS FINANCIAL RESULTS FOR 1998. THEREFORE, WE BELIEVE THAT AAON'S PRESIDENT IS WRONG WHEN HE CREDITS THE COMPANY'S RECORD SETTING SALES AND EARNINGS FOR THE RISE IN THE PRICE OF ITS STOCK.

-  AAON MANAGEMENT FAILED TO INCLUDE OUR PROPOSALS ON ITS PROXY CARD.
We also seek your support for a number of corporate governance proposals. We firmly believe that AAON's poor corporate governance structure and policies have entrenched management and have been a hindrance in increasing the value of the Company. Since management did not include our bylaw proposals on their proxy card, the only way you can vote for Bay Harbour's corporate governance reform proposals is by signing the enclosed GOLD proxy card.

- ELECTING STEVEN VAN DYKE WILL NOT CAUSE A CHANGE OF CONTROL AT THE COMPANY. We are seeking your vote for one Board seat of the two that are open for election at the May 25 annual meeting. If elected, Mr. Van Dyke would be just one of seven AAON directors. PLEASE KEEP IN MIND: THERE IS NO REPRESENTATIVE OF A MAJOR OUTSIDE SHAREHOLDER ON AAON'S BOARD. WE BELIEVE THAT AAON NEEDS THAT TYPE OF SHAREHOLDER REPRESENTATION ON THE BOARD. BAY HARBOUR IS THE
OWNER OF ABOUT 16% OF AAON--THE COMPANY'S LARGEST OUTSIDE SHAREHOLDER.
CLEARLY, OUR INTERESTS AS SHAREHOLDERS ARE ALIGNED WITH YOURS.

                WE URGE YOU TO VOTE YOUR GOLD PROXY TODAY!
          A FEDEX RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

REMEMBER--EVEN IF YOU HAVE ALREADY VOTED A MANAGEMENT PROXY CARD, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE BY SIGNING AND MAILING THE ENCLOSED GOLD PROXY CARD. IN AN ELECTION CONTEST, ONLY YOUR LATEST-DATED PROXY COUNTS IN THE FINAL TALLY.

If you have any comments about our election contest or help in voting your shares, please contact Peter Wainman of Bay Harbour at (212) 753-7538 or MacKenzie Partners, Inc. toll-free at (800) 322-2885. We appreciate your consideration of our nominee and our proposals.


Sincerely,


/s/ Steven A. Van Dyke                          /s/ Douglas Teitelbaum
----------------------                          ----------------------
Steven A. Van Dyke                              Douglas Teitelbaum
FOUNDER AND MANAGING PRINCIPAL                  MANAGING PRINCIPAL

NEWS RELEASE


                       [MACKENZIE PARTNERS, INC. LETTERHEAD]


CONTACT:
STANLEY J. KAY, JR.
MACKENZIE PARTNERS, INC.
(212) 929-5940


FOR IMMEDIATE RELEASE:

         LEADING INDEPENDENT PROXY ADVISORY FIRM ENDORSES BAY HARBOUR
                   OVER AAON MANAGEMENT IN PROXY CONTEST.

         RECOMMENDS ACROSS-THE-BOARD SUPPORT FOR NOMINEE AND PROPOSALS

NEW YORK, NY AND TAMPA, FL, May 18, 1999--Bay Harbour Management, L.C., which is soliciting proxies in opposition to the management of AAON Inc. (NASDAQ:
AAON) announced today that it has received the endorsement of Institutional Shareholder Services (ISS), a leading independent proxy advisory firm in Rockville, MD. ISS advises several hundred of the country's largest institutions, pension funds and money managers.

In a report to its clients published yesterday, ISS recommended that AAON shareholders support Bay Harbour's nominee, Steven A. Van Dyke, Founder and Managing Principal of Bay Harbour, and all five of its corporate governance proposals.

Sharply criticizing management's recent bylaw changes, ISS's report made the following points:

- " ... AAON has taken steps that severely limit shareholders' ability to protect their interests should they not be aligned with management and the incumbent board."

- " ... the company has systematically enacted changes to its bylaws that have usurped shareholder rights."

- " ... the entrenching bylaw amendments and poison pill exceed the bounds of reasonable protection from hostile takeovers, as bona fide offers for the company may be hampered to the point that shareholders may never be able to consider them."

The ISS report concluded: "Shareholders should support the dissident proposals in order to effect some restoration of their fundamental rights. Shareholders can only accomplish this by voting the dissident proxy because management did not include the dissident proposals on its ballot ... .
Furthermore, the election of Mr. Van Dyke would give a 15-percent shareholder a 14-percent vote on the board. We recommend a vote FOR the director nominees on the dissident ballot which includes Mr. Van Dyke and management nominee Anthony Pantalconi."


                                more-

Bay Harbour/AAON
May 18, 1999
Page Two

Steven A. Van Dyke stated "We are gratified to have received such strong support from an independent advisory firm like ISS. This is a clear indication of just how compelling our proposals and my nomination are for those seeking to equalize the balance of power between the AAON board and the owners of the company. We hope that all AAON shareholders will take the time before casting their votes to consider ISS's reasoning in support of Bay Harbour."


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